Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 www.mastec.com

For Immediate Release

MasTec Announces Fourth Quarter and Annual 2021 Financial Results

•

Fourth Quarter 2021 Results Include GAAP Net Income of $76.4 Million, Adjusted EBITDA of $219 Million, Diluted Earnings Per Share of $1.04 and Adjusted Diluted Earnings Per Share of $1.35, Exceeding Guidance Expectations

•	Recent Investment Grade Credit Rating, Ample Liquidity and Comfortable Leverage Metrics, After $1.5 billion in Annual 2021 Acquisitions

•	Record 18-Month Backlog as of December 31, 2021 of $9.9 Billion, a 26% Increase Over 2020

•

Annual 2022 Guidance Includes Revenue of $9.95 Billion, a 25% Increase Over 2021, GAAP Net Income of $273 Million, Adjusted EBITDA of $950 Million, with Diluted Earnings Per Share of $3.58 and Adjusted Diluted Earnings Per Share of $5.32

Coral Gables, FL (February 24, 2022) — MasTec, Inc. (NYSE: MTZ) today announced strong 2021 fourth quarter and full year financial results and issued its initial 2022 guidance expectation.

For the Fourth Quarter:

Fourth quarter 2021 revenue was up 10.5% to $1.8 billion, compared to $1.6 billion for the fourth quarter of 2020. GAAP net income was $76.4 million, or $1.04 per diluted share, compared to $112.9 million, or $1.54 per diluted share, in the fourth quarter of 2020.

Fourth quarter 2021 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $99.9 million and $1.35, respectively, as compared to $128.1 million and $1.75, respectively, in the fourth quarter of 2020.

Fourth quarter 2021 adjusted EBITDA, also a non-GAAP measure, was $219.3 million, compared to $261.5 million in the fourth quarter of 2020. Fourth quarter 2021 adjusted EBITDA margin rate was 12.1% compared to 16.0% in the fourth quarter of 2020.

18-month backlog as of December 31, 2021 was $9.9 billion, up 26% compared to year end 2020 backlog of $7.9 billion, and a 17% sequential increase of $1.4 billion from the third quarter 2021.

As previously announced, during the fourth quarter, MasTec completed the acquisition of Henkels & McCoy Group, Inc., a premier utility services provider with total transaction consideration approximating $600 million. The acquisition was effective December 30, 2021, and thus had no impact on fourth quarter or full year 2021 income statement results.

For the Full Year:

For the year ended December 31, 2021, revenue was up 26% to $8.0 billion, compared to $6.3 billion for the prior year. GAAP net income was $330.7 million, or $4.45 per diluted share, compared to $322.7 million, or $4.38 per diluted share in 2020.

Full year 2021 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $414.2 million and $5.58, respectively, compared to $376.4 million and $5.11, respectively, during 2020.

Full year 2021 adjusted EBITDA, also a non-GAAP measure, was $931.3 million, compared to $810.0 million in 2020. Full year 2021 adjusted EBITDA margin rate was 11.7% compared to 12.8% last year.

Adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We successfully completed 2021 with record revenue approaching $8 billion and record adjusted EBITDA of $931 million. I believe that our 2021 acquisition activity greatly enhances our end market positioning and diversification, while also adding significant scale and resource capacity to provide our customers a compelling suite of services. I’d like to once again welcome our new team members to the MasTec family and also thank the men and women of MasTec whose dedication to safety and efficient production are a key driving force to our success.”

Mr. Mas continued, “In late 2020, a year with only $6.3 billion in revenue, we put out a long-term goal of $10 billion in revenue. While ambitious at the time, during the fourth quarter of 2021, less than 12 months later, we reiterated that revenue goal. Today, I am proud that our formal 2022 guidance now approximates $10 billion in annual revenue. Importantly, I am extremely excited about how our recently expanded operations and capacity will be integrated with our existing operations during the year to allow us to take full advantage of growth opportunities across multiple end markets in 2023 and beyond. I truly believe that the best is yet to come for MasTec and its shareholders.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer, noted, “It is worth noting that following a year in which MasTec invested over $1.5 billion in acquisition activity, multiple agencies have granted MasTec an investment grade credit rating. MasTec continued to generate strong cash flow during 2021, and we enter 2022 with a strong balance sheet, ample liquidity and comfortable leverage metrics providing us the financial ability to take advantage of opportunities our markets afford us to maximize shareholder value.”

Based on the information available today, the Company is providing both first quarter and full year 2022 guidance. The Company currently expects full year 2022 revenue will approximate $9.95 billion, a record level. 2022 full year GAAP net income and diluted earnings per share are expected to approximate $273 million and $3.58, respectively. Full year 2022 adjusted EBITDA is expected to approximate $950 million, also representing a record level, or 9.6% of revenue, and adjusted diluted earnings per share is expected to be $5.32.

For the first quarter of 2022, the Company expects revenue of approximately $1.8 billion. First quarter 2022 GAAP net loss is expected to approximate $44 million, with GAAP diluted loss per share expected to be $0.58. First quarter 2022 adjusted EBITDA is expected to approximate $90 million or 5.0% of revenue, with adjusted diluted loss per share expected to be $0.12. The projected loss in the first quarter is the result of a variety of factors including a normal seasonally slow quarter, project delays, project start-up costs and integration costs related to fourth quarter acquisitions.

Management will hold a conference call to discuss these results on Friday, February 25, 2022 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (313) 209-7315 or (877) 614-0009 and the replay phone number is (719) 457-0820 with a pass code of 1973524. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended December 31, 2021 and 2020:

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Revenue	$1,809,366	$1,636,795	$7,951,781	$6,320,975
Costs of revenue, excluding depreciation and amortization	1,559,308	1,322,234	6,805,735	5,270,879
Depreciation	83,480	76,667	345,612	258,841
Amortization of intangible assets	22,692	10,527	77,214	38,910
General and administrative expenses	67,975	72,692	306,970	302,981
Interest expense, net	14,035	14,264	53,413	59,629
Equity in earnings of unconsolidated affiliates	(10,245)	(7,646)	(33,830)	(29,738)
Loss on extinguishment of debt	—	—	—	5,569
Other income, net	(19,663)	(5,652)	(33,408)	(11,260)

Income before income taxes	$91,784	$153,709	$430,075	$425,164
Provision for income taxes	(15,389)	(40,783)	(99,346)	(102,465)

Net income	$76,395	$112,926	$330,729	$322,699

Net (loss) income attributable to non-controlling interests	(249)	(196)	1,898	(149)

Net income attributable to MasTec, Inc.	$76,644	$113,122	$328,831	$322,848

Earnings per share:
Basic earnings per share	$1.06	$1.56	$4.54	$4.43

Basic weighted average common shares outstanding	72,553	72,288	72,499	72,799

Diluted earnings per share	$1.04	$1.54	$4.45	$4.38

Diluted weighted average common shares outstanding	74,035	73,501	73,941	73,715

Consolidated Balance Sheets

(unaudited - in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets	$2,873,954	$2,359,015
Property and equipment, net	1,436,087	982,328
Operating lease right-of-use assets	260,410	176,573
Goodwill, net	1,520,575	1,243,034
Other intangible assets, net	670,280	184,043
Other long-term assets	360,087	282,856

Total assets	$7,121,393	$5,227,849

Liabilities and Equity
Current liabilities	$1,784,598	$1,415,199
Long-term debt, including finance leases	1,876,233	1,157,632
Long-term operating lease liabilities	176,378	116,506
Deferred income taxes	450,361	302,938
Other long-term liabilities	289,962	230,049
Total equity	2,543,861	2,005,525

Total liabilities and equity	$7,121,393	$5,227,849

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Years Ended December 31,
	2021	2020
Net cash provided by operating activities	$793,074	$937,254
Net cash used in investing activities	(1,357,171)	(216,605)
Net cash provided by (used in) financing activities	501,942	(369,887)
Effect of currency translation on cash	(227)	929

Net (decrease) increase in cash and cash equivalents	(62,382)	351,691

Cash and cash equivalents - beginning of period	$423,118	$71,427

Cash and cash equivalents - end of period	$360,736	$423,118

Note: Liquidity is defined as cash plus availability under our credit facilities.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Segment Information	2021	2020	2021	2020
Revenue by Reportable Segment
Communications	$681.8	$568.4	$2,551.1	$2,512.2
Clean Energy and Infrastructure	514.7	345.6	1,865.0	1,526.9
Oil and Gas	335.2	599.7	2,540.5	1,789.8
Power Delivery (a)	285.4	125.8	1,016.8	506.5
Other	—	0.4	—	0.6
Eliminations	(7.7)	(3.1)	(21.6)	(15.0)
Corporate	—	—	—	—

Consolidated revenue	$1,809.4	$1,636.8	$7,951.8	$6,321.0

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA by Reportable Segment
EBITDA	$212.0	$255.2	$906.3	$782.5
Non-cash stock-based compensation expense	7.1	6.3	24.8	21.9
Loss on extinguishment of debt	—	—	—	5.6
Acquisition and integration costs	3.6	—	3.6	—
Bargain purchase gain	(3.5)	—	(3.5)	—

Adjusted EBITDA	$219.3	$261.5	$931.3	$810.0

Reportable Segment:
Communications	$76.3	$63.3	$269.5	$270.1
Clean Energy and Infrastructure	34.7	10.9	75.0	80.4
Oil and Gas	81.3	195.9	557.6	510.9
Power Delivery (a)	20.2	0.7	68.0	14.9
Other	10.6	8.2	33.8	30.7
Corporate	(3.8)	(17.5)	(72.6)	(97.0)

Adjusted EBITDA	$219.3	$261.5	$931.3	$810.0

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	11.7%	15.6%	11.4%	12.4%
Non-cash stock-based compensation expense	0.4%	0.4%	0.3%	0.3%
Loss on extinguishment of debt	—%	—%	—%	0.1%
Acquisition and integration costs	0.2%	—%	0.0%	—%
Bargain purchase gain	(0.2)%	—%	(0.0)%	—%

Adjusted EBITDA margin	12.1%	16.0%	11.7%	12.8%

Reportable Segment:
Communications	11.2%	11.1%	10.6%	10.7%
Clean Energy and Infrastructure	6.8%	3.2%	4.0%	5.3%
Oil and Gas	24.3%	32.7%	21.9%	28.5%
Power Delivery (a)	7.1%	0.6%	6.7%	2.9%
Other	NM	NM	NM	NM
Corporate	—	—	—	—

Adjusted EBITDA margin	12.1%	16.0%	11.7%	12.8%

NM - Percentage is not meaningful

(a)

During the fourth quarter of 2021, the Company renamed its Electrical Transmission segment as the Power Delivery segment to better represent the nature of the segment’s operations, end markets and customer characteristics, including from the effects of the Company’s recent acquisitions. There was no change to the composition of the segment or its historical results.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
EBITDA and Adjusted EBITDA Reconciliation
Net income	$76.4	$112.9	$330.7	$322.7
Interest expense, net	14.0	14.3	53.4	59.6
Provision for income taxes	15.4	40.8	99.3	102.5
Depreciation	83.5	76.7	345.6	258.8
Amortization of intangible assets	22.7	10.5	77.2	38.9

EBITDA	$212.0	$255.2	$906.3	$782.5

Non-cash stock-based compensation expense	7.1	6.3	24.8	21.9
Loss on extinguishment of debt	—	—	—	5.6
Acquisition and integration costs	3.6	—	3.6	—
Bargain purchase gain	(3.5)	—	(3.5)	—

Adjusted EBITDA	$219.3	$261.5	$931.3	$810.0

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.2%	6.9%	4.2%	5.1%
Interest expense, net	0.8%	0.9%	0.7%	0.9%
Provision for income taxes	0.9%	2.5%	1.2%	1.6%
Depreciation	4.6%	4.7%	4.3%	4.1%
Amortization of intangible assets	1.3%	0.6%	1.0%	0.6%

EBITDA margin	11.7%	15.6%	11.4%	12.4%

Non-cash stock-based compensation expense	0.4%	0.4%	0.3%	0.3%
Loss on extinguishment of debt	—%	—%	—%	0.1%
Acquisition and integration costs	0.2%	—%	0.0%	—%
Bargain purchase gain	(0.2)%	—%	(0.0)%	—%

Adjusted EBITDA margin	12.1%	16.0%	11.7%	12.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31, 2021	For the Year Ended December 31, 2021
Adjusted Net Income Reconciliation
Net income	$76.4	$330.7
Non-cash stock-based compensation expense	7.1	24.8
Amortization of intangible assets	22.7	77.2
Acquisition and integration costs	3.6	3.6
Bargain purchase gain	(3.5)	(3.5)
Income tax effect of adjustments (a)	(12.1)	(25.4)
Statutory tax rate effects (b)	5.6	6.7

Adjusted net income	$99.9	$414.2

	For the Three Months Ended December 31, 2021	For the Year Ended December 31, 2021
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.04	$4.45
Non-cash stock-based compensation expense	0.10	0.34
Amortization of intangible assets	0.31	1.04
Acquisition and integration costs	0.05	0.05
Bargain purchase gain	(0.05)	(0.05)
Income tax effect of adjustments (a)	(0.16)	(0.34)
Statutory tax rate effects (b)	0.08	0.09

Adjusted diluted earnings per share	$1.35	$5.58

	For the Three Months Ended December 31, 2020	For the Year Ended December 31, 2020
Adjusted Net Income Reconciliation
Net income	$112.9	$322.7
Non-cash stock-based compensation expense	6.3	21.9
Amortization of intangible assets	10.5	38.9
Loss on extinguishment of debt	—	5.6
Income tax effect of adjustments (a)	(4.2)	(15.2)
Statutory tax rate effects (b)	2.5	2.5

Adjusted net income	$128.1	$376.4

	For the Three Months Ended December 31, 2020	For the Year Ended December 31, 2020
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.54	$4.38
Non-cash stock-based compensation expense	0.09	0.30
Amortization of intangible assets	0.14	0.53
Loss on extinguishment of debt	—	0.08
Income tax effect of adjustments (a)	(0.06)	(0.21)
Statutory tax rate effects (b)	0.03	0.03

Adjusted diluted earnings per share	$1.75	$5.11

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the years ended December 31, 2021 and 2020, includes the effect of changes in state tax rates.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended March 31, 2022 Est.	For the Three Months Ended March 31, 2021
EBITDA and Adjusted EBITDA Reconciliation
Net income	$(44)	$66.1
Interest expense, net	16	12.5
Provision for income taxes	(14)	29.3
Depreciation	85	79.3
Amortization of intangible assets	25	11.2

EBITDA	$69	$198.4

Non-cash stock-based compensation expense	7	5.5
Acquisition and integration costs	15	—

Adjusted EBITDA	$90	$203.9

	Guidance for the Three Months Ended March 31, 2022 Est.	For the Three Months Ended March 31, 2021
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	(2.4)%	3.7%
Interest expense, net	0.9%	0.7%
Provision for income taxes	(0.8)%	1.7%
Depreciation	4.7%	4.5%
Amortization of intangible assets	1.4%	0.6%

EBITDA margin	3.8%	11.2%

Non-cash stock-based compensation expense	0.4%	0.3%
Acquisition and integration costs	0.8%	—%

Adjusted EBITDA margin	5.0%	11.5%

	Guidance for the Three Months Ended March 31, 2022 Est.	For the Three Months Ended March 31, 2021
Adjusted Net Income Reconciliation
Net income	$(44)	$66.1
Non-cash stock-based compensation expense	7	5.5
Amortization of intangible assets	25	11.2
Acquisition and integration costs	15	—
Income tax effect of adjustments (a)	(12)	(1.3)
Statutory tax rate effects (b)	—	0.5

Adjusted net income	$(9)	$82.0

	Guidance for the Three Months Ended March 31, 2022 Est.	For the Three Months Ended March 31, 2021
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$(0.58)	$0.89
Non-cash stock-based compensation expense	0.09	0.07
Amortization of intangible assets	0.33	0.15
Acquisition and integration costs	0.20	—
Income tax effect of adjustments (a)	(0.15)	(0.02)
Statutory tax rate effects (b)	—	0.01

Adjusted diluted earnings per share	$(0.12)	$1.10

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the three month period ended March 31, 2021, includes the effect of changes in state tax rates.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2022 Est.	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
EBITDA and Adjusted EBITDA Reconciliation
Net income	$273	$330.7	$322.7
Interest expense, net	67	53.4	59.6
Provision for income taxes	93	99.3	102.5
Depreciation	350	345.6	258.8
Amortization of intangible assets	100	77.2	38.9

EBITDA	$883	$906.3	$782.5

Non-cash stock-based compensation expense	27	24.8	21.9
Loss on extinguishment of debt	—	—	5.6
Acquisition and integration costs	40	3.6	—
Bargain purchase gain	—	(3.5)	—

Adjusted EBITDA	$950	$931.3	$810.0

	Guidance for the Year Ended December 31, 2022 Est.	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	2.7%	4.2%	5.1%
Interest expense, net	0.7%	0.7%	0.9%
Provision for income taxes	0.9%	1.2%	1.6%
Depreciation	3.5%	4.3%	4.1%
Amortization of intangible assets	1.0%	1.0%	0.6%

EBITDA margin	8.9%	11.4%	12.4%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Loss on extinguishment of debt	—%	—%	0.1%
Acquisition and integration costs	0.4%	0.0%	—%
Bargain purchase gain	—%	(0.0%)	—%

Adjusted EBITDA margin	9.6%	11.7%	12.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2022 Est.	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Adjusted Net Income Reconciliation
Net income	$273	$330.7	$322.7
Non-cash stock-based compensation expense	27	24.8	21.9
Amortization of intangible assets	100	77.2	38.9
Loss on extinguishment of debt	—	—	5.6
Acquisition and integration costs	40	3.6	—
Bargain purchase gain	—	(3.5)	—
Income tax effect of adjustments (a)	(35)	(25.4)	(15.2)
Statutory tax rate effects (b)	—	6.7	2.5

Adjusted net income	$406	$414.2	$376.4

	Guidance for the Year Ended December 31, 2022 Est.	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$3.58	$4.45	$4.38
Non-cash stock-based compensation expense	0.36	0.34	0.30
Amortization of intangible assets	1.31	1.04	0.53
Loss on extinguishment of debt	—	—	0.08
Acquisition and integration costs	0.53	0.05	—
Bargain purchase gain	—	(0.05)	—
Income tax effect of adjustments (a)	(0.46)	(0.34)	(0.21)
Statutory tax rate effects (b)	—	0.09	0.03

Adjusted diluted earnings per share	$5.32	$5.58	$5.11

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the years ended December 31, 2021 and 2020, includes the effect of changes in state tax rates.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure, such as: power delivery services, including transmission and distribution, wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline infrastructure, including natural gas pipeline and distribution infrastructure; heavy civil; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: market conditions, technological developments, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including the potential adverse effects of the COVID-19 pandemic on economic activity, including inflationary issues, supply chain disruptions and higher interest rates, climate-related matters, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the industries we serve and the impact on our customers’ expenditure levels caused by fluctuations in commodity prices, including for oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill, as well as our ability to identify suitable acquisition or strategic investment opportunities; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including costs of compliance with existing and potential future safety and environmental requirements, including with respect to climate change; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; fluctuations in fuel, maintenance, materials, labor and other costs; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; restrictions imposed by our credit facility, senior notes and any future loans or securities; our ability to obtain performance and surety bonds; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; a small number of our existing shareholders have the ability to influence major corporate decisions; as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.